Exhibit 11.0
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
CSP, INC. AND SUBSIDIARIES
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
For the Three and Six Month Periods Ended March 1, 1996 and February 24, 1995
(In thousands except for per share data)
(Unaudited)
                                               /-For The Three Months Ended-//-For the Six Months Ended-/
                                                  March 1,      February 24,    March 1,    February 24,
                                                    1996            1995          1996          1995
                                                 ---------        ---------     -------      ----------
NET INCOME (LOSS) PER COMMON SHARE - (PRIMARY)
- ----------------------------------------------
Net income (loss)                                   ($133)            $140         $85        ($292)
                                                    ======           ======      ======       ======

Average common shares outstanding                   2,715            2,805       2,721        2,812
                                                    ======           ======      ======       ======

Reported net income (loss) per common share        ($0.05)           $0.05       $0.03       ($0.10)
                                                    ======           ======      ======       ======



NET INCOME (LOSS)PER COMMON SHARE - (FULL DILUTION)
- ---------------------------------------------------

Net income (loss)                                   ($133)            $140        $85        ($292)
                                                    ======           ======      ======      ======

Average common shares outstanding                    2,715            2,805      2,721       2,812
                                                    ======           ======      ======      ======

Net income (loss) per common share-(Full Dilution) ($0.05)           $0.05      $0.03      ($0.10)
                                                    ======           ======      ======      ======

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